N E W S
                                                            r e l e a s e
[THOMAS LOGO]

        THOMAS INDUSTRIES INC.
        EXECUTIVE OFFICE
        4360 Brownsboro Road, Suite 300
        Louisville, Kentucky 40207-1642
        502/893-4600 o Fax: 502/895-6618



THOMAS INDUSTRIES ANNOUNCES RECORD FIRST QUARTER EARNINGS


         Louisville, Kentucky, April 21, 2004 - Thomas Industries Inc. (NYSE:
TII) today reported that earnings for the first quarter of 2004 were the highest for any quarter in the Company's history, while sales were a record for any quarter for the pump and compressor business.

         Net income for the three months ending March 31, 2004, was up 21 percent, to $10,650,000, or $.60 per share, versus $8,806,000, or $.50 per share in the comparable 2003 period. Net sales for the quarter were $109,518,000, up 19% from $92,346,000 posted in the first quarter of 2003. The increase in net sales was positively impacted for the quarter due to the strength of the Euro.

         Timothy C. Brown, Chairman, President, and Chief Executive Officer commented, "Operating income for our pump and compressor business increased 13 percent, and includes costs of $818,000 incurred by the previously announced shutdown of our plant in Wuppertal, Germany. We anticipate approximately $2.4 million of related shutdown costs for the remainder of the year. Overall, exchange rates had a negligible impact on our operating results."

         Brown added, "All three of our geographic groups posted nice gains in sales, led by our Asia Pacific Group which is seeing a resurgence in the sale of pumps for medical applications. Our European Group had a particularly strong performance in printing and environmental applications. In addition, the past due backlog that plagued our facility in Schopfheim, Germany, last year has been substantially decreased, which benefited sales in the quarter. North America also experienced strong sales in the medical and environmental markets."

         In commenting on the Company's lighting joint venture, Brown said, "We are pleased with the continued strong performance of Genlyte Thomas Group, which contributed a 21 percent increase in equity income over the first quarter of 2003."

         In regard to the outlook for the balance of the year, Brown added, "We do have concern going forward over increases in commodity prices for steel, copper, aluminum and energy, all of which impact our component costs. Also, as reported previously, in 2004 we could lose an estimated four--five million dollars of sales to one large OEM in the medical market. That said, we are encouraged that orders and shipments for the first quarter were higher than anticipated, although we don't expect to see quite as robust activity for the remainder of the year. Clearly we have benefited from improving economies around the world."

         Thomas Industries Inc., headquartered in Louisville, Kentucky, designs, manufactures and markets RIETSCHLE THOMAS brand pumps and compressors for use in global OEM applications, supported by worldwide sales and service for key customer applications and end-user markets. High quality automotive component castings are also a key offering. Other products include WELCH laboratory equipment and OBERDORFER bronze and high alloy liquid pumps. Thomas has wholly-owned operations in 20 countries, spanning five continents. The Company also owns a 32 percent interest in Genlyte Thomas Group LLC, the third largest lighting fixture manufacturer in North America.

                                      # # #

The statements in this press release with respect to future results and future expectations may be regarded as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and actual results may differ materially from those currently expected. They are subject to various risks, such as the ability of Thomas Industries and the joint venture to meet business sales goals, fluctuations in commodity prices, increased interest costs arising from a change in the companies' leverage or change in rates, the timing of the magnitude of capital expenditures, a slowing of the overall economy including interruptions to commerce resulting from wars or terrorist attacks, as well as other risks discussed in Thomas' filing with the Securities and Exchange Commission, including its Annual Report and 10-K for the year ended December 31, 2003. Thomas Industries makes no commitment to disclose any revisions to forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements.

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

                                                        THOMAS INDUSTRIES INC.
                                                     COMPARATIVE SALES AND INCOME
                                                 (In Thousands Except Per Share Data)

For the three months ended March 31:

                                                                  2004                   2003       % Change
                                                                  ----                   ----       --------
      Net Sales                                                 $109,518                $92,346       18.6%

      Cost of Product Sold                                        71,135                 59,231
                                                                --------                -------
      Gross Profit                                                38,383                 33,115

      SG&A Expenses                                               29,000                 24,578
      Equity Income from Lighting (1)                              7,422                  6,143
                                                                --------                -------
      Operating Income                                            16,805                 14,680       14.5%
      Interest Expense                                             1,026                  1,086
      Interest Income & Other                                        606                   (39)
                                                                --------                -------
      Income Before Income Taxes                                  16,385                 13,555       20.9%
      Income Taxes                                                 5,735                  4,742
                                                                --------                -------
      Net Income Before Minority Interest                         10,650                  8,813
      Minority Interest, net of tax                                    0                      7
                                                                --------                -------
      Net Income                                                $ 10,650                $ 8,806       20.9%
                                                                ========                =======

      Net Income Per Share:
      --  Basic                                                 $    .61                $   .51       19.6%
      --  Diluted                                               $    .60                $   .50       20.0%
      Dividends Per Share                                       $   .095                $  .085
      Weighted average number
           of common shares outstanding (2):
           --  Basic                                              17,318                 17,139
           --  Diluted                                            17,779                 17,507


                                                        THOMAS INDUSTRIES INC.
                                               COMPARATIVE INDUSTRY SEGMENT INFORMATION
                                                            (In Thousands)

For the three months ended March 31:
                                                                  2004                   2003       % Change
                                                                  ----                   ----       --------
      Sales & Operating Revenues:
          Pumps  and Compressors                                $109,518                $92,346       18.6%
          Lighting                                                   - -                    - -
                                                                --------                -------
                  Total                                         $109,518                $92,346       18.6%
                                                                ========                =======

      Operating Income (Loss):
           Pumps  and Compressors                               $ 11,643                $10,325       12.8%
           Lighting (1)                                            7,422                  6,143       20.8%
           Corporate                                             (2,260)                (1,788)       26.4%
                                                                --------                -------
               Total                                            $ 16,805                $14,680       14.5%
                                                                ========                =======

(1)  Consists of equity income of $7,512,000 in 2004 and $6,222,000 in 2003 from our 32 percent interest in Genlyte
     Thomas Group LLC (GTG) joint venture less $90,000 in 2004 and $79,000 in 2003 related to expense recorded for
     Thomas Industries stock options issued to GTG employees.
(2)  As of April 19, 2004, the actual common shares outstanding are 17,363,601.


THE FOREGOING UNAUDITED FIGURES HAVE BEEN APPROVED BY THE MANAGEMENT OF THOMAS INDUSTRIES INC. FOR OFFICIAL RELEASE ON THE DATE INDICATED.

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